UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 07, 2023

MARPAI, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40904	86-1916231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

615 Channelside Drive, Suite 207
Tampa, Florida		33602
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 646 303-3483

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	MRAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Independent Directors

On December 7, 2023, the Board of Directors (the “Board”) of Marpai, Inc. (the “Company”) appointed Robert Pons, age 67, and Jenn Calabrese, age 53, as new members of the Board. Ms. Calabrese will serve on the Audit Committee of the Board, and Mr. Pons will serve on the Compensation Committee of the Board. The Board determined that Mr. Pons and Ms. Calabrese qualify as independent directors as defined in the listing standards of Nasdaq.

Ms. Calabrese has been the founder and Chief Executive Officer of Calabrese Consulting, LLC (“CCL”). Founded in 2012, CCL is a woman-owned, full-service accounting and advisory firm with over 40 employees, serving more than 350 clients around the world. Ms. Calabrese is a Certified Public Accountant, a Chartered Global Management Accountant, and a member of both The American Institute of Certified Public Accountants and The New York State Society of Certified Public Accountants.

Mr. Pons has served on the board of directors of 15 publicly traded companies, utilizing his more than 40 years of hands-on operating experience as a Chief Executive Officer and in senior executive positions in high growth companies and companies in need of turnaround strategies. Mr. Pons has served as President and Chief Executive Officer of Spartan Advisors, Inc., a management consulting firm specializing in telecom and technology companies, since January 2017.

As remuneration for their services as directors, Mr. Pons and Ms. Calabrese will receive 50,000 restricted stock units (“RSUs”) of the Company’s Class A common stock with a three-year vesting term. Except as otherwise set forth herein, there is no arrangement or understanding between Mr. Pons and Ms. Calabrese and any other person pursuant to which he or she was elected as a director, and there are no transactions in which Mr. Pons or Ms. Calabrese has an interest requiring disclosure under Item 404(a) of Regulation S-K. In connection with Mr. Pons’ and Ms. Calabrese’s appointment, the Company expects to enter into its standard indemnification agreement with Mr. Pons and Ms. Calabrese, on substantially the same terms as the indemnification agreements previously entered into between the Company and each of its directors and executive officers.

Resignation of Director; Appointment of New Secretary

On December 7, 2023, Edmundo Gonzalez, age 49, resigned as a member of the Board and as Secretary of the Company, each with immediate effect. Mr. Gonzalez did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Steve Johnson, the Company’s Chief Financial Officer, has been appointed as the Company’s new Secretary, replacing Mr. Gonzalez.

Item 8.01 Other Events.

On December 13, 2023, the Company issued a press release titled, “Marpai, Inc. Announces Appointment of Two New Independent Directors.” A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press release dated December 13, 2023
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARPAI, INC.

Date:	December 13, 2023	By:	/s/ Damien Lamendola
Name: Damien Lamendola Title: Chief Executive Officer